Digirad Corporation Reports First Quarter 2010 Financial Results

Technology Progress Highlighted by FDA Approval of ergo(TM) General Purpose Portable Imaging System

POWAY, CA -- (Marketwire - April 29, 2010) - Digirad Corporation (NASDAQ: DRAD) today reported revenues of $15.1 million and an ending cash balance of $30.8 million for the three months ended March 31, 2010.

Digirad CEO Todd Clyde stated, "As expected in this quarter, the reduction in reimbursements has affected our DIS business and we are working our adjustment plans accordingly. We also met our expected sales targets in our camera business, which helped maintain a strong cash position. We expect increased stabilization in the middle of the year, leading to a stronger second half of 2010 and a return to positive cash flow and profitability."

Clyde continued, "The new health care environment is driving change with our physician and health care institution customers. We believe these changes will allow us the opportunity to introduce new services and technologies. For example, we expect our new ergo™ general-purpose portable imaging system to open new possibilities of how and where diagnosis can be performed in the hospital, thereby enhancing clinical flexibility, improving diagnostic quality and providing a strong return on investment."

First Quarter 2010 Summary:

--  Total revenue for the 2010 first quarter was $15.1 million, compared to
    $17.7 million in 2009 period, mainly due to the impact of lower reimbursement levels for imaging services.  Digirad Imaging Solutions
    (DIS) revenue was $10.7 million compared to $13.9 million for Q1 2009, and product revenues were $4.4 million compared to $3.9 for the first quarter 2009.

--  Gross profit was $3.4 million, or 22% of revenue, compared to $5.1 million, or 29%, for the 2009 first quarter.

--  Net loss was $1.2 million, or ($0.06) per share, compared to net profit of $44,000, or $0.00 per share, for the 2009 first quarter.

--  Cash and cash equivalents and available-for-sale securities totaled
    $30.8 million, or $1.60 per share at March 31, 2010, net of approximately $1.0 million invested in the Company's stock as part of its stock buyback program.  Cash and cash equivalents and
    available-for-sale securities were $31.8 million at December 31, 2009.

--  DIS asset utilization was 62% on 135 systems (nuclear and ultrasound), compared to 63% on 159 systems (nuclear and ultrasound) in the first quarter of 2009.

Richard Slansky, CFO, added, "Our balance sheet remains strong as evidenced by our cash balance of $30.8 million and no long term debt. We do plan to continue our stock buyback program this year, as authorized by our Board of Directors."

Clyde reiterated that the two main goals for 2010 continue to be:

--  Generate positive cash flow in excess of $2 million; and,

--  Achieve positive earnings.

Digirad expects to accomplish these two fundamental goals by:

--  Retaining its DIS customers, despite reimbursement reductions, and offering them new, expanded services;

--  Managing its operating expenses to adjust to the changing healthcare environment;

--  Continuing to focus on accounts receivable collections, inventory reduction and balance sheet management; and,

--  Introducing, in the middle of 2010, the first large-field-of-view, solid-state portable camera to the hospital marketplace.

"We made a commitment in 2009 to continue to innovate; our ergo imaging system is further evidence of our meeting that commitment and our long-term vision that our technology can add even more value to the provider tomorrow than has been achieved in the past," Clyde added.

Conference Call Information

A conference call is scheduled for 11:00 a.m. EDT today to discuss the results and management's outlook. The call may be accessed by dialing 888-846-5003 five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at www.digirad.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

About Digirad Corporation

Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad®, Digirad Imaging Solutions®, and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our ability to deliver value to customers, our expanded product and service offerings, including, the addition of the first large-field-of-view, solid state portable camera to the hospital marketplace, and our ability to generate positive cash flow in excess of $2.0 million in 2010 . These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

                            Digirad Corporation
                        Consolidated Balance Sheets
                 (In thousands, except par value amounts)

                                                  March 31,   December 31,
                                                    2010          2009
                                                ------------  ------------
                                                (Unaudited)
Assets
Current assets:
   Cash and cash equivalents                    $     13,497  $     13,560
   Securities available-for-sale                      17,261        18,250
   Accounts receivable, net                            8,688         7,553
   Inventories, net                                    6,541         6,402
   Other current assets                                1,307         1,234
                                                ------------  ------------
Total current assets                                  47,294        46,999
Property and equipment, net                            9,495        10,263
Intangible assets, net                                 1,111         1,243
Goodwill                                                 184           184
                                                ------------  ------------
Total assets                                    $     58,084  $     58,689
                                                ============  ============

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                             $      2,205  $      1,797
   Accrued compensation                                2,313         2,344
   Accrued warranty                                      329           332
   Other accrued liabilities                           2,213         2,106
   Deferred revenue                                    2,417         2,594
                                                ------------  ------------
Total current liabilities                              9,477         9,173
Deferred rent                                            113           127
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value: 10,000
 shares authorized at March 31, 2010 and
 December 31, 2009; no shares issued or
 outstanding at March 31, 2010 and December 31,
 2009                                                     --            --
Common stock, $0.0001 par value: 80,000 shares
 authorized at March 31, 2010 and December 31,
 2009; 18,471 and 18,477 shares issued and
 outstanding (net of treasury shares) at March 31,
 2010 and December 31, 2009, respectively                  2             2
Treasury stock, at cost; 573 shares at March
 31, 2010 and 547 shares at December 31, 2009         (1,039)         (991)
Additional paid-in capital                           154,070       153,867
Accumulated other comprehensive income                   334           149
Accumulated deficit                                 (104,873)     (103,638)
                                                ------------  ------------
Total stockholders' equity                            48,494        49,389
                                                ------------  ------------
Total liabilities and stockholders' equity      $     58,084  $     58,689
                                                ============  ============

                            Digirad Corporation
                  Consolidated Statements of Operations
                 (In thousands, except per share amounts)
                                (Unaudited)

                                                        Three months ended
                                                             March 31,
                                                        ------------------
                                                          2010      2009
                                                        --------  --------
Revenues:
   DIS                                                  $ 10,723  $ 13,851
   Product                                                 4,346     3,859
                                                        --------  --------
Total revenues                                            15,069    17,710
Cost of revenues:
   DIS                                                     8,803    10,194
   Product                                                 2,894     2,407
                                                        --------  --------
Total cost of revenues                                    11,697    12,601
                                                        --------  --------
Gross profit                                               3,372     5,109
Operating expenses:
   Research and development                                  725       772
   Sales and marketing                                     1,630     1,708
   General and administrative                              2,262     2,409
   Amortization of intangible assets                         132       170
   Restructuring loss                                         --       145
                                                        --------  --------
Total operating expenses                                   4,749     5,204
                                                        --------  --------
Loss from operations                                      (1,377)      (95)
Other income (expense):
   Interest income                                           122       103
   Interest expense                                           (2)       (3)
   Other income (expense)                                     22        39
                                                        --------  --------
Total other income                                           142       139
                                                        --------  --------
Net income (loss)                                       $ (1,235) $     44
                                                        ========  ========

Net income (loss) per common share - basic and diluted  $  (0.06) $   0.00
                                                        ========  ========

Weighted average shares outstanding - basic               19,229    19,017
                                                        ========  ========
Weighted average shares outstanding - diluted             19,229    19,172
                                                        ========  ========

Investor Contact:
Matt Clawson
Allen & Caron
949-474-4300
matt@allencaron.com

Company Contact:
Richard Slansky, CFO
858-726-1600
ir@digirad.com